Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 as filed with the Securities and Exchange Commission on April 21, 2004) pertaining to the Hudson United Bancorp Restricted Stock Plan of our report dated January 20, 2004 (except Note 28, as to which the date is March 2, 2004), with respect to the consolidated financial statements of Hudson United Bancorp included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York April 19, 2004